Filed Pursuant to Rule 424(b)(5)

Registration No. 333-261365

Prospectus Supplement

(to Prospectus dated February 8, 2022)

Up to $10,335,000 of

Class A Common Stock and

8.25% Series B Cumulative Preferred Stock (Liquidation Preference $25.00 Per Share)

FAT Brands Inc.

FAT Brands Inc. (which we refer to as “we”, “us” or our “Company”) has entered into an Equity Distribution Agreement (which we refer to as the “Equity Distribution Agreement”) with Noble Capital Markets, Inc. (which we refer to as the “Sales Agent”), relating to sales of shares of our Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”), and 8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share (which we refer to as our “Series B Preferred Stock”).

Under the Equity Distribution Agreement, we may, from time to time, offer and sell shares of our Class A Common Stock and/or shares of our Series B Preferred Stock having an aggregate offering price of up to $10,335,000 through or to the Sales Agent, as sales agent or principal. Sales of shares of our Class A Common Stock and Series B Preferred Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The Sales Agent will receive from us a commission of 3.0% of the gross sales price per share for any shares of our Class A Common Stock and Series B Preferred Stock sold through or to the Sales Agent under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf any shares of our Class A Common Stock and Series B Preferred Stock to be designated by us under the Equity Distribution Agreement.

We will pay cumulative dividends on the Series B Preferred Stock from and including the date of original issuance in the amount of $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable monthly in arrears. We initially issued shares of Series B Preferred Stock in July 2020 and began paying dividends thereon beginning with the month ended July 31, 2020.

We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium was initially set at 10.0% of the $25.00 liquidation preference per share on July 16, 2020, and decreases by 2.0% of the $25.00 liquidation preference per share per year until July 16, 2025, at which time the Series B Preferred Stock will be redeemable at $25.00 per share. As of the date of this prospectus supplement, the redemption premium is 6.0% of the $25.00 liquidation preference per share.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”, and our Series B Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FATBP”.

Fog Cutter Holdings, LLC controls approximately 55.5% of the combined voting power of our Class A Common Stock and Class B Common Stock (which we refer to together as our “Common Stock”), and we are therefore a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules.

We face risks related to pending government charges and are a party to stockholder litigation, which could cause us to incur additional expenses and could materially adversely affect our business, financial condition, and reputation. See “Risk Factors—Risks Related to Government Regulation and Litigation” beginning on page S-8 of this prospectus supplement.

As of March 12, 2024, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, we are subject to General Instruction I.B.6 of Form S-3 (which we refer to as “General Instruction I.B.6”), which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 is $48,332,478, which was calculated based on (i) 7,664,761 shares of our Class A Common Stock held by non-affiliates at a price of $5.97 per share as of May 30, 2024, and (ii) 452,347 shares of our Class B Common Stock held by non-affiliates at a price of $5.69 per share as of June 3, 2024. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold $5,774,150 of our securities pursuant to General Instruction I.B.6. As of the date of this prospectus supplement, the aggregate amount of securities we are permitted to sell pursuant to General Instruction I.B.6 is $10,336,676.

Investing in shares of our Class A Common Stock and/or Series B Preferred Stock involves risks. Before investing in our Class A Common Stock and/or Series B Preferred Stock, you should carefully read and consider the information under “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar sections contained in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Noble Capital Markets

The date of this prospectus supplement is July 19, 2024

FAZOLI'S
2720

Olivia!

10255
native
grill wings

FATBURGER
Marble SLAB CREAMERY
Johnny Rockets
HURRICANE GRILL & WINGS
ROUND TABLE PIZZA ROYALTY
PONDEROSA STEAKHOUSE
BONANZA STEAKHOUSE
FAZOLI'S
GREAT AMERICAN cookies
HOT DOG ON A STICK
Buffalo's CAFE | EXPRESS
TWIN PEAKS EATS • DRINKS • SCENIC VIEWS
ELEVATION BURGER
PRETZELMAKER
YALLA mediterranean
native grill wings

ROUND TABLE
PIZZA ROYALTY

FAT BRANDS

FRESH. AUTHENTIC. TASTY.

FATBURGER
ORDER HERE

HOT DOG
since 1946
ON A STICK

TWIN PEAKS

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HAMBURGERS

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Johnny ROCKETS

FAT
BRANDS

FRESH. AUTHENTIC. TASTY.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), using a “shelf” registration process. Under this process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of shares of our Class A Common Stock and Series B Preferred Stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our Class A Common Stock and Series B Preferred Stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to our Class A Common Stock or Series B Preferred Stock.

This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of shares of our Class A Common Stock and Series B Preferred Stock. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement, in their entireties, before you decide to invest in our Class A Common Stock and/or Series B Preferred Stock.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, and in any free-writing prospectus we prepare or authorize. Neither we nor the Sales Agent have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Sales Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date on its respective cover, and that the information contained in any document incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Sales Agent are making an offer to sell, or soliciting offers to buy, shares of our Class A Common Stock or Series B Preferred Stock in any jurisdiction where the offer, solicitation, or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our Class A Common Stock and Series B Preferred Stock pursuant to this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of shares of our Class A Common Stock and Series B Preferred Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of our Class A Common Stock or Series B Preferred Stock in any jurisdiction where the offer, solicitation, or sale is not permitted.

USE OF MARKET AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus includes or incorporates by reference market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Our management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to or incorporated by reference in this prospectus supplement or the accompanying prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in or incorporated by reference in this prospectus supplement or the accompanying prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “targets”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this prospectus supplement and the accompanying prospectus, including under “Risk Factors”, and in the documents incorporated by reference herein and therein, and include the following factors:

●	our ability to generate sufficient cash to service our obligations, including our obligations under the Series B Preferred Stock;

●	we may issue additional indebtedness or series of preferred stock with rights that are senior to our Class A Common Stock and Series B Preferred Stock;

●	impact of global and domestic economic conditions on consumer discretionary spending;

●	our franchisees could take actions that could harm our business and may not accurately report sales;

●	the actions of our franchisees;

●	our ability to maintain good relationships with our franchisees;

●	our ability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;

●	our ability to expand our existing brand portfolio and acquire additional brands;

●	our ability to protect our brands and reputation;

●	success of our advertising and marketing campaigns;

●	our ability to adequately protect our intellectual property;

●	our ability to protect against security breaches of confidential guest information;

●	our business model being susceptible to litigation;

●	competition from other restaurants;

●	shortages or interruptions in the supply or delivery of food products;

●	our vulnerability to increased food commodity costs;

●	our failure to prevent food safety and food-borne illness incidents;

●	changes in consumer tastes and nutritional and dietary trends;

●	our dependence on key executive management;

●	our ability to identify qualified individuals for our workforce;

●	our vulnerability to labor costs;

●	our ability to comply with governmental regulation;

●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

●	our ability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

●	disruptions from a pandemic, epidemic or outbreak, such as COVID-19; and

●	control of our Company by Fog Cutter Holdings, LLC.

These forward-looking statements speak only as of the respective dates of this prospectus supplement and the accompanying prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement or the accompanying prospectus after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our Class A Common Stock and/or Series B Preferred Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including the section entitled “Risk Factors”, the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may be updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC, and the other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, references to “FAT Brands”, our “Company”, “we”, “us” or “our” refer collectively to FAT Brands Inc. and its subsidiaries, unless otherwise stated or the context requires otherwise.

Our Company

FAT Brands Inc. is a leading multi-brand restaurant company that develops, markets, acquires, and manages quick service, fast casual, casual dining, and polished casual dining restaurant concepts around the world. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. For some of our brands, we also directly own and operate restaurant locations, in addition to franchising restaurants.

Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The expansion of our existing brands, as well as the acquisition of additional brands and restaurant concepts, are key elements of our growth strategy. In addition to our restaurant operations, we also own and operate a manufacturing and production facility in Atlanta, Georgia, which supplies our franchisees with cookie dough, pretzel dry mix and other ancillary products.

Our Concepts

As of the date of this prospectus supplement, we are the owner and franchisor of the following restaurant brands in four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining.

Quick Service

●	Round Table Pizza. Round Table Pizza is the franchisor of quick service restaurants located primarily in California and the western United States. Round Table pizzas are made with fresh dough and offered in a variety of original flavors and pizza combinations. Customers also have the option to create their own pizzas. Round Table Pizza includes three restaurant formats – Traditional, Clubhouse and Delivery Only.

●	Marble Slab Creamery. Marble Slab Creamery is a purveyor of hand-mixed ice cream. Founded in 1983, Marble Slab was an innovator of the frozen slab technique where customers select a variety of items to be mixed into their ice cream or frozen yogurt on a chilled marble slab. Marble Slab ice cream is made in small batches in franchise locations using ingredients from around the world and dairy from local farms. Marble Slab has locations in the United States, Canada, Bahrain, Bangladesh, Guam, Kuwait, Pakistan, Puerto Rico, and Saudi Arabia.

●	Great American Cookies. Great American Cookies (which we refer to as “GAC”) was founded in Atlanta, Georgia in 1977 as a single store which relied upon a single chocolate chip cookie recipe. In 1978, GAC began its franchise operations and introduced a complete line of cookies and brownies. Over the last 30 years, GAC further increased its presence in malls throughout the United States and significantly expanded its product offerings. GAC is known for its signature Cookie Cakes, signature flavors and menu of gourmet products baked fresh in store. GAC has franchised stores in the United States, Bahrain, Guam, and Saudi Arabia.

S-1

●	Hot Dog on a Stick. Hot Dog on a Stick (which we refer to as “HDOS”) is the franchisor of quick service restaurants primarily located in regional malls in California and the western United States. HDOS founder Dave Barnham opened his first hot dog stand in Santa Monica, California in 1946. HDOS offers its turkey frank dipped in batter and cooked in canola oil, along with fresh squeezed lemonade, hot dog in a bun, cheese on a stick, funnel cake sticks, and french fries.

●	Pretzelmaker. Pretzelmaker and Pretzel Time are franchised concepts that specialize in offering hand-rolled soft pretzels, innovative soft pretzel products, dipping sauces, and beverages. Retail locations are primarily located in shopping malls and other types of shopping centers. The brands were founded independently of each other in 1991, united under common ownership in 1998, and consolidated in 2008 to become the new Pretzelmaker.

●	Fazoli’s. Founded in 1988 in Lexington, Kentucky, Fazoli’s is an Italian restaurant chain known for its fast and fresh premium quality Italian food, including freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizzas, desserts and unlimited signature breadsticks.

Fast Casual

●	Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order and customizable Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, french fries, onion rings, soft-drinks and milkshakes.

●	Johnny Rockets. Founded in 1986 on iconic Melrose Avenue in Los Angeles, California, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. This dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun.

●	Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and french fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally friendly operating practices, including responsible sourcing of ingredients, robust recycling programs intended to reduce its carbon footprint, and store décor constructed of eco-friendly materials.

●	Yalla Mediterranean. Founded in 2014, Yalla Mediterranean began as a Los Angeles, California based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla”, which means “let’s go”, is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept, which is based on a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients. Due primarily to the COVID-19 pandemic and the emphasis on catering orders, all Yalla Mediterranean stores were closed during the pandemic. We are currently planning to redesign and reintroduce the brand with a rollout of new stores.

Casual Dining

●	Buffalo’s Cafe and Buffalo’s Express. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations).

S-2

●	Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands’ existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express.

●

Ponderosa Steakhouse / Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963, offer the quintessential American steakhouse experience. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcasing flame-grilled USDA steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics.

●	Native Grill & Wings. Based in Chandler, Arizona, Native Grill & Wings is a family-friendly sports grill chain with locations in Arizona, Illinois and Texas. Native Grill & Wings serves over 20 wing flavors that guests can order by the individual wing, as well as an extensive menu of pizza, burgers, sandwiches and salads.

Polished Casual Dining

●	Twin Peaks. Founded in 2005 in Dallas, Texas, Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree draft beer, and innovative cocktail program. Each Twin Peaks restaurant features a sports viewing experience in a comfortable mountain lodge atmosphere with a customized sports programming package provided by DirecTV. Menu items include smashed and seared to order burgers, in-house smoked ribs, street tacos, and hand-breaded chicken wings. We currently franchise, and also directly own and operate, Twin Peaks restaurants in various states in the United States, and have three international franchised Twin Peaks restaurants in Mexico.

●	Smokey Bones. The Masters of Meat. Smokey Bones Bar & Fire Grill is a full-service restaurant chain delivering barbecue, award-winning ribs, steaks, and memorable moments in 61 locations across 16 states. Smokey Bones serves lunch, dinner and late night, and has a full bar featuring a variety of bourbons and whiskeys, a selection of domestic, import and local craft beers, and several signature handcrafted cocktails. Smokey Bones offers a variety of meats that are slow-smoked, fire-grilled, and available for dine-in, pick-up, online ordering, catering, and delivery.

Competitive Strengths

We believe that our competitive strengths include:

●	Management Team Designed to Support Multiple Brands and Categories. As our business has expanded to 18 brands, we have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling for the accretive and efficient acquisition and integration of additional restaurant concepts. We have distinct teams of managers focused on four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining. Our platform is scalable and adaptable, allowing us to incorporate growth in our existing brands and new concepts into the FAT Brands family with minimal incremental corporate costs.

●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system, with leading brands in our four main categories. Our Fatburger, Round Table Pizza, Twin Peaks, Smokey Bones, Johnny Rockets, Fazoli’s and Buffalo’s concepts have built distinctive brand identities within their respective categories, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience. Hurricane Grill & Wings and Native Grill & Wings offer customers fresh chicken wings with an assortment of sauces and rubs in a casual dining atmosphere. Elevation Burger was the first organic burger chain, serving premium grass-fed beef patties and heart-healthy olive oil fries in a family and eco-friendly environment. Maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts appeal to a broad base of domestic and global consumers.

S-3

●	Ability to Cross-Sell Multiple Brands from the FAT Brands Portfolio. Our ability to easily and efficiently cross-sell to our existing franchisees new brands from our portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their operations. By having the ability to offer our franchisees a variety of restaurant concepts in multiple categories, our existing franchisees are able to acquire the rights to a well-rounded portfolio of FAT Brands concept offerings to strategically satisfy their respective market demands where opportunities are available. We have developed a pipeline of more than 1,000 restaurants under development driven in part by our diverse and attractive portfolio of brands.

●	Asset Light Business Model Driving High Free Cash Flow Conversion. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties based on their sales. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile, while minimizing restaurant operating company risks, such as long-term real estate commitments, capital investments, and increases in employee wage costs. For some of our brands, we also directly own and operate restaurant locations.

●	Robust Franchisee Support. Our franchisees are our primary customers, and we dedicate considerable resources and industry knowledge to promote their success. We offer our franchisees multiple support services such as public relations, supply chain assistance, site selection analysis, staff training, and operational oversight and support. We develop and produce most marketing initiatives for our brands in-house, including advertising campaigns, product placements, and social media / digital marketing. We have developed a diverse and loyal base of approximately 790 franchisees with restaurants located in 38 countries, including 49 states within the United States, without any excessive market concentration among the franchisees.

Growth Strategy

The principal elements of our growth strategy include:

●	Organically Grow New Store Pipeline and Attract New Franchisees. We have developed a pipeline of more than 1,000 restaurants under development among our existing and newly acquired franchisees. We also believe that the worldwide markets for our brands are far from saturated and can support a significant increase in units through new franchisee relationships. Additionally, we are experiencing new franchisee activity, as well as continued demand from our existing franchise partners, to develop other brands within our portfolio. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently.

●	Expand Our Factory Business. We operate a manufacturing facility in Atlanta, Georgia that supplies batter and pretzel mix to certain of our quick service restaurant brands and currently operates at approximately 40% of its overall capacity. We are executing a strategy to expand this facility’s production by offering batter to other brands within our portfolio and by entering into third-party manufacturing contracts.

●	Capitalize on Growth Opportunities in our Polished Casual Dining Category. Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree cold beer and all-female wait staff. Twin Peaks has grown from 85 units to 111 units since our acquisition of the brand in October 2021. We will pursue the continued growth of this brand through additional franchised and company-owned units.

S-4

●	Driving Store Growth Through Co-Branding. We franchise co-branded Fatburger / Buffalo’s Express locations, Johnny Rockets / Hurricane Grill and Wings locations, Great American Cookies / Marble Slab Creamery locations, and Pretzel Maker / Great American Cookie locations. Additionally, we have tri-branded Fat Burger / Buffalo’s Express / Hot Dog on a Stick locations and Great American Cookies / Marble Slab Creamery / Pretzel Maker locations. By co-branding and tri-branding, we provide franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding and tri-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

●	Optimize Capital Structure. In 2021, we funded our acquisition of restaurant brands primarily through the issuances of notes under four separate whole-business securitization facilities, which significantly reduced our net cost of capital compared with acquisitions that we consummated in prior years. In the future, we plan to refinance these notes and may seek an investment rating on a portion of the notes in order to further reduce our cost of capital. Additionally, we may consider selling, or spinning-off as standalone companies, various assets.

●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with franchised locations in 38 countries, including 49 states within the United States. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through expanding the number of units of several of our existing brands.

●	Acquire New Brands that Enhance Existing Categories. Our management platform was designed and developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions, particularly those in our existing restaurant categories. We have identified additional categories of potential acquisitions that appeal to a broad base of U.S. and international customers, and would be accretive to our existing portfolio of brands.

Our Corporate Information

We were incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus supplement.

Controlled Company

As long as Fog Cutter Holdings, LLC continues to own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. However, for so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, our Board of Directors will not be required under the Nasdaq Marketplace Rules to consist of a majority of independent directors, and our nominating and corporate governance committee and compensation committee will not be required to consist entirely of independent directors.

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THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of our Class A Common Stock, see “Description of our Class A Common Stock” in this prospectus supplement, and for a more complete description of the terms of our Series B Preferred Stock, see “Description of our Series B Cumulative Preferred Stock” in this prospectus supplement.

Issuer	FAT Brands Inc., a Delaware corporation

Securities offered	Shares of our Class A Common Stock and 8.25% Series B Cumulative Preferred Stock having an aggregate offering price of up to $10,335,000

Securities outstanding prior to this offering	15,742,515 shares of Class A Common Stock; and 7,827,690 shares of Series B Preferred Stock

Liquidation preference of Series B Preferred Stock	If we liquidate, dissolve or wind up, or undergo a “change of control”, holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series B Preferred Stock as to liquidation.

Dividends on Series B Preferred Stock

Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable monthly in arrears. To the extent declared by our Board of Directors, dividends are payable not later than 20 days after the end of each calendar month. Dividends on the Series B Preferred Stock accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

If we fail to make a cash dividend payment with respect to 12 or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10.0% of the $25.00 liquidation preference per share. In addition, if we fail to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends, the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until all dividends that are owed have been paid.

Call feature of Series B Preferred Stock	We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium was initially set at 10.0% of the $25.00 liquidation preference per share on July 16, 2020, and decreases by 2.0% of the $25.00 liquidation preference per year per year until July 16, 2025, at which time the Series B Preferred Stock will be redeemable at $25.00 per share. As of the date of this prospectus supplement, the redemption premium is 6.0% of the $25.00 liquidation preference per share.

Information rights of Series B Preferred Stock	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than exhibits that would have been required), and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

S-6

Ranking of Series B Preferred Stock	The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, ranks:

●	senior to our Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;

●	on a parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and

●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities.

Voting rights of Series B Preferred Stock	The Series B Preferred Stock does not vote with our Common Stock, but has voting rights as required by law and majority consent rights to approve (i) any merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless the Series B Preferred Stock is converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share, or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series B Preferred Stock; (ii) any amendment of our Second Amended and Restated Certificate of Incorporation or the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock to materially and adversely affect the rights of the Series B Preferred Stock; or (iii) declaring or paying any junior dividends or repurchasing any junior securities when all dividends on the Series B Preferred Stock have not been paid in full in cash.

Listing	The Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “FAT”, and the Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FATBP”. We cannot provide any assurance that a liquid or established trading market for the Class A Common Stock or the Series B Preferred Stock will continue or be maintained.

Use of proceeds	We intend to use the net proceeds that we receive from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Plan of distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See “Plan of Distribution.”

Risk factors	Investing in our Class A Common Stock and/or Series B Preferred Stock involves a number of risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the accompanying prospectus, and the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC, for information about important risks you should consider before making an investment decision regarding our Class A Common Stock and Series B Preferred Stock.

Form

The Class A Common Stock and Series B Preferred Stock are maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances where certificated shares may be issued.

Transfer agent	The transfer agent, registrar, and dividend paying agent in respect of the Class A Common Stock and Series B Preferred Stock is VStock Transfer, LLC.

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RISK FACTORS

Except for the historical information contained herein or incorporated by reference, this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. These statements include projections about our accounting and finances, plans and objectives for the future, future operating and economic performance and other statements regarding future performance. These statements are not guarantees of future performance or events. Our actual results could differ materially from those discussed in this prospectus supplement and the accompanying prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere throughout this prospectus supplement and the accompanying prospectus and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should consider carefully the following risk factors and in the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we made with the SEC. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market prices of our Class A Common Stock and Series B Preferred Stock could decline, and stockholders may lose all or part of their investment.

Risks Related to Government Regulation and Litigation

We face risks related to pending government charges and are a party to stockholder litigation, which could cause us to incur additional expenses and could materially adversely affect our business, financial condition, and reputation.

On May 10, 2024, the U.S. Department of Justice indicted our Company on two violations of Section 402 of the Sarbanes-Oxley Act for directly and indirectly extending and/or arranging for the extension of credit in 2019 and 2020 to our former Chief Executive Officer, Andrew Wiederhorn, in the aggregate amount of $2.65 million. In addition, the SEC filed a complaint against us alleging that for periods covering 2017 through 2020, we failed to disclose certain related party transactions, failed to maintain proper books and records and internal accounting controls, made false or misleading statements regarding our liquidity and use of proceeds from certain transactions, and directly or indirectly extended credit to Mr. Wiederhorn in the form of a personal loan. A putative civil securities class action lawsuit was subsequently filed by an investor against our Company, Mr. Wiederhorn and our co-Chief Executive Officers, alleging that the defendants made false and misleading statements and omitted material facts in our reports filed with the SEC related to the subject matter of the government investigations and litigation, our handling of these matters, and our cooperation with the government. Such governmental charges and stockholder action present certain risks, and at this stage, we are not able to reasonably estimate the outcome or duration of these actions, nor can we predict what consequences any such action may have on our Company. Moreover, there could be developments of which we are not aware, and which could result in further proceedings against Mr. Wiederhorn, our Company, and our other directors, officers and employees. We may incur additional costs in connection with the defense or settlement of existing and any future government charges and stockholder actions.

These pending government charges and stockholder litigation, the results thereof, including any fines, penalties or settlements payable by us, and any actions that we have taken or may take as a result thereof may materially adversely affect our business, financial condition, and reputation. If we are ultimately subject to adverse findings resulting from such pending government charges and stockholder litigation, we could be required to pay damages and/or penalties or have other remedies imposed on us, and we and/or our directors, officers or employees may be subject to additional civil litigation against our Company and/or our directors and officers regarding such matters.

Risks Related to the Offered Securities and this Offering

The number of shares of our Class A Common Stock and Series B Preferred Stock available for future issuance or sale could adversely affect the per share trading price of our Class A Common Stock and Series B Preferred Stock.

We cannot predict whether future sales and issuances of our Class A Common Stock and/or Series B Preferred Stock, or the availability of such shares for sale in the open market, will decrease the per share trading price of our Class A Common Stock and/or Series B Preferred Stock. The sale and issuance of a substantial number of shares of our Class A Common Stock and/or Series B Preferred Stock in the public market, or the perception that such sales and issuances might occur, could adversely affect the per share trading prices of our Class A Common Stock and/or Series B Preferred Stock.

The actual number of shares of our Class A Common Stock and/or Series B Preferred Stock that we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell shares of our Class A Common Stock and/or Series B Preferred Stock at any time throughout the term of the Equity Distribution Agreement. The number of shares of our Class A Common Stock and/or Series B Preferred Stock that will be sold through the Sales Agent pursuant to our instructions will fluctuate based on a number of factors, including the market price of such shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for such shares during the sales period. Because the price of such shares that will be sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds that will be raised in connection with such sales.

The market prices of our Class A Common Stock and Series B Preferred Stock have been and may continue to be volatile, and you may not be able to resell your shares of Class A Common Stock or Series B Preferred Stock at or above the price you paid.

The market prices of our Class A Common Stock and Series B Preferred Stock have been volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control. For example, quarterly fluctuations in financial results, negative publicity, or changes in securities analysts’ recommendations could cause the market prices of our Class A Common Stock and Series B Preferred Stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our Class A Common Stock or Series B Preferred Stock, and could result in you being unable to resell the shares of Class A Common Stock or Series B Preferred Stock that you purchase at a price equal to or above the price you paid.

Additionally, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. In connection with any lawsuits brought by any of our stockholders against us, we could incur substantial costs defending any such lawsuit and the attention of our management would be diverted from the operation of our business.

Resales by our stockholders of our Class A Common Stock and Series B Preferred Stock in the public market during this offering may cause the market prices of our Class A Common Stock and Series B Preferred Stock to fall.

We may issue shares of our Class A Common Stock and Series B Preferred Stock from time to time in connection with this offering. The issuance from time to time of such new shares of Class A Common Stock and Series B Preferred Stock, or our ability to issue new shares of Class A Common Stock and Series B Preferred Stock in this offering, could result in resales of shares of Class A Common Stock and Series B Preferred Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market prices of our Class A Common Stock and Series B Preferred Stock.

Our Class A Common Stock and Series B Preferred Stock have experienced, and may continue to experience, relatively low trading volume.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”, and our Series B Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FATBP”. The average daily trading volume for our Class A Common Stock and Series B Preferred Stock, respectively, is, and may continue to be, relatively low compared to many other publicly traded securities.  Due to this relatively low trading volume, sales of our Class A Common Stock and/or Series B Preferred Stock, or the expectation of sales, may place significant downward pressure on the market price of our Class A Common Stock and Series B Preferred Stock, respectively, and it may be difficult for investors to sell their shares of Class A Common Stock and/or Series B Preferred Stock in the public market at prevailing prices at any given time.  Limited liquidity in the respective trading markets for our Class A Common Stock and Series B Preferred Stock may adversely affect your ability to sell your shares of Class A Common Stock and/or Series B Preferred Stock at the time you wish to sell them or at a price that you consider acceptable, and consequently, you may suffer a loss on your investment.  There can be no assurance that more active or consistent trading markets for the Class A Common Stock and Series B Preferred Stock will develop in the foreseeable future or can be maintained.

Our Class A Common Stock and Series B Preferred Stock offered under this prospectus supplement and the accompanying prospectus will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of Class A Common Stock and/or Series B Preferred Stock under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing of sales, prices, and number of shares sold, and there is no minimum or maximum sales price. You may experience declines in the value of the shares of Class A Common Stock and/or Series B Preferred Stock that you purchase in this offering as a result of sales of shares to other investors made at prices lower than the price that you paid.

We may issue additional shares of our Class A Common Stock and/or Series B Preferred Stock at a price per share that may be lower than the price per share paid by you in this offering.

In order to raise additional capital, we may in the future offer, sell and issue additional shares of our Class A Common Stock and/or Series B Preferred Stock, including other offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell shares of Class A Common Stock or Series B Preferred Stock in any other offering at a price per share that is equal to or greater than the price per share paid by you in this offering. The price per share at which we sell additional shares of Class A Common Stock or Series B Preferred Stock in future transactions may be lower than the price per share that you pay in this offering. Additional offerings of our Class A Common Stock or Series B Preferred Stock could materially impact the respective market price of those securities.

We have broad discretion to use the net proceeds from this offering, and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the net proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our Class A Common Stock and Series B Preferred Stock to decline.

S-8

We may continue to issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock and Series B Preferred Stock, which could depress the price of our Class A Common Stock and Series B Preferred Stock.

Our Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as our “Certificate of Incorporation”) authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of any such preferred stock and to fix the designation of such series and the number of shares constituting such series, without any further vote or action by our stockholders. We may authorize or issue shares of preferred stock with voting, liquidation, dividend and other rights superior to the rights of our Class A Common Stock and Series B Preferred Stock. For example, we have authorized and issued shares of our Series B Preferred Stock, which have liquidation and dividend rights superior to the rights of our Class A Common Stock. The potential issuance of preferred stock may also delay or prevent a change in control of us, discourage bids for our capital stock at a premium to the market price, and materially and adversely affect the market prices and the voting and other rights of our Class A Common Stock and Series B Preferred Stock.

We are controlled by Fog Cutter Holdings LLC, whose interests may differ from those of our public stockholders.

Fog Cutter Holdings LLC controls approximately 55.5% of the voting power of our Class A Common Stock and Class B Common Stock (which we refer to together as our “Common Stock”) collectively, and as such, Fog Cutter Holdings LLC has significant influence over our corporate management and affairs, and is able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions. It is possible that the interests of Fog Cutter Holdings LLC may, in some circumstances, conflict with our interests and the interests of our other stockholders.

Our anti-takeover provisions could prevent or delay a change in control of our Company, even if such change in control would be beneficial to our stockholders.

Provisions of our Certificate of Incorporation and our Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of our Company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	the dual class structure of our Common Stock, which concentrates voting power with the current holders of our Class B Common Stock;

●	net operating loss protective provisions, which require that any person wishing to become a “5% shareholder” (as defined in our Certificate of Incorporation) must first obtain a waiver from our board of directors, and any person that is already a “5% shareholder” of ours cannot make any additional purchases of our stock without a waiver from our board of directors;

●	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

●	limiting the ability of stockholders to call special meetings or amend our Bylaws;

●	requiring all stockholder actions to be taken at a meeting of our stockholders; and

●	establishing advance notice and duration of ownership requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for minority stockholders to elect directors of their choosing and cause us to take other corporate actions they desire. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

In addition, the Delaware General Corporation Law (which we refer to as the “DGCL”), to which we are subject, prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our Common Stock.

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

S-9

Risks Related to the Class A Common Stock

The dual class structure of our Common Stock concentrates voting control with current holders of our Class B Common Stock, and limits the ability of holders of our Class A Common Stock to influence corporate matters.

Our Class B Common Stock has 2,000 votes per share, and our Class A Common Stock has one vote per share. The holders of our Class B Common Stock collectively will likely be able to control all matters submitted to our stockholders for approval even if additional shares of Class A Common Stock are issued. This concentrated control limits the ability of holders of our Class A Common Stock to influence corporate matters for the foreseeable future, and, as a result, the market price of our Class A Common Stock could be adversely affected.

We have elected not to take advantage of the “controlled company” exemptions to the corporate governance rules for companies listed on the Nasdaq Capital Market.

Our ability to pay regular dividends on our Class A Common Stock is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

While we have paid cash or stock dividends to holders of our Common Stock in each fiscal year since 2018, our board of directors may, in its sole discretion, decrease the amount or frequency of cash or stock dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our operating subsidiaries to generate earnings and positive cash flows and distribute them to us so that we may pay cash dividends to our stockholders. Our ability to pay cash dividends on our Class A Common Stock will be subject to our consolidated operating results, cash assets and requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to our stockholders, our compliance with covenants and financial ratios related to existing or future indebtedness, and our other agreements with third parties. Furthermore, each of the companies in our corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

Risks Related to the Series B Preferred Stock

We may not be able to generate sufficient cash to service our obligations, including our obligations under the Series B Preferred Stock.

Our ability to make dividend payments on our outstanding shares of preferred stock, including the Series B Preferred Stock, and outstanding indebtedness, including the notes issued under our securitization facilities, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the liquidation preference, premium, if any, and dividends on our preferred stock, including the Series B Preferred Stock, as well as principal and interest on our outstanding indebtedness.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series B Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series B Preferred Stock. The terms of the Series B Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series B Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series B Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series B Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series B Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series B Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series B Preferred Stock.

Our ability to meet our obligations under the Series B Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series B Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

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USE OF PROCEEDS

We intend to use the net proceeds that we receive from the sale of shares of our Class A Common Stock and Series B Preferred Stock pursuant to the Equity Distribution Agreement, if any, for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

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DESCRIPTION OF OUR CLASS A COMMON STOCK

The following summary of the terms and provisions of our Class A Common Stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, and our Bylaws, each of which is included as an exhibit to the registration statement of which the accompanying prospectus is a part, and is incorporated by reference herein.

General

Under our Certificate of Incorporation, the aggregate number of shares of all classes of capital stock which we have authority to issue is 66,600,000 shares, consisting of (i) 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 1,600,000 shares of Class B Common Stock, par value $0.0001 per share, and (iii) 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 11,500,000 shares have been designated as Series B Cumulative Preferred Stock.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”. As of the date of this prospectus supplement and prior to the issuance of any shares in this offering, there were 15,742,515 shares of our Class A Common Stock issued and outstanding.

As of the date of this prospectus, there were 1,270,805 shares of our Class B Common Stock issued and outstanding.

Voting Rights. Holders of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, and holders of our Class B Common Stock are entitled to cast 2,000 votes per share of Class B Common Stock, on any matter that is submitted to a vote or for the consent of the stockholders of our Company. Holders of our Class A Common Stock and holders of our Class B Common Stock will at all times vote together as a single class, and are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights. Holders of our Class A Common Stock will share ratably (based on the number of shares of Class A Common Stock held), along with holders of our Class B Common Stock, if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. No dividend may be paid on shares of our Class A Common Stock and our Class B Common Stock (which we refer to together as our “Common Stock”) unless a dividend is paid simultaneously on the other class of our Common Stock.

Liquidation Rights. On our liquidation, dissolution or winding up, each holder of our Common Stock will be entitled to a pro rata distribution of any assets available for distribution to holders of our Common Stock.

Other Matters. No shares of our Common Stock are subject to redemption or have preemptive rights to purchase additional shares of our Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock, including the Shares being offering for sale by the Selling Stockholder under this prospectus, are fully paid and nonassessable.

The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of our preferred stock, including our non-voting Series B Cumulative Preferred Stock and any series of preferred stock which we may designate in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is VStock Transfer, LLC.

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Preferred Stock

Our Certificate of Incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 15,000,000 shares of preferred stock in one or more classes or series, and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends available for common stockholders, diluting the voting power of our Common Stock, or subordinating the liquidation rights of our Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.

In September 2019 we established, and in July 2020 we amended and restated, a series of preferred stock designated as our Series B Cumulative Preferred Stock. See “Description of our Series B Cumulative Preferred Stock” in this prospectus supplement.

Exclusive Venue

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws, and Delaware Law

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

NOL Protective Provisions. Our Certificate of Incorporation contains provisions (which we refer to as the “NOL Protective Provisions”) intended to prevent certain future transfers of our capital stock which could adversely affect the ability of Fog Cutter Capital Group, Inc. (which we refer to as “FCCG”) and our Company to use FCCG’s tax net operating loss carryforwards (which we refer to as the “NOLs”) for federal and state income tax purposes and certain income tax credits. The NOL Protective Provisions generally restrict any person or entity from attempting to transfer (which includes sales, transfers, dispositions, purchases and acquisitions) any shares of our Common Stock (or options, warrants or other rights to acquire our Common Stock, or securities convertible or exchangeable into shares of our Common Stock), to the extent that such transfer would (i) create or result in an individual or entity (which we refer to as a “Prohibited Person”) becoming either a “5-percent shareholder” of our Common Stock as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related regulations of the U.S. Department of Treasury (which we refer to as “Section 382”), or the beneficial owner (as defined under the Exchange Act) of five percent (5%) or more of our Common Stock, or (ii) increase the stock ownership percentage of any existing Prohibited Person. The NOL Protective Provisions do not restrict transfers that are sales by a Prohibited Person, although they would restrict any purchasers to the extent that the purchaser is or would become a Prohibited Person. A committee of our board of directors comprised solely of independent directors would have the discretion to approve a transfer of stock that would otherwise violate the NOL Protective Provisions. In deciding whether to grant a waiver, the committee may seek the advice of counsel and tax experts with respect to the preservation of federal and state tax attributes pursuant to Section 382.

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Authorized but Unissued Shares. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Our Certificate of Incorporation provides that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Certificate of Incorporation provides that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, in our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor (also known as a derivative action), provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See also “—Exclusive Venue” above.

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DESCRIPTION OF OUR SERIES B CUMULATIVE PREFERRED STOCK

The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock, as amended, each of which is included as an exhibit to the registration statement of which the accompanying prospectus is a part, and is incorporated by reference herein.

Series B Cumulative Preferred Stock

Authorization. Our Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.0001 per share, of which we are authorized to issue up to 11,500,000 shares of Series B Preferred Stock. As of the date of this prospectus supplement and prior to the sale and issuance of any shares under the Equity Distribution Agreement, there were 7,827,690 shares of Series B Preferred Stock issued and outstanding.

In connection with our acquisitions of Global Franchise Group in July 2021 and of Twin Peaks in October 2021, we granted to the sellers the right to put to our Company an aggregate of 5,936,638 shares of our Series B Preferred Stock, which put rights the sellers have exercised with respect to all of such shares. Pursuant to the exercises of such put rights, we have repurchased 1,821,831 shares of Series B Preferred Stock, and have not yet consummated repurchases of 4,114,807 shares of Series B Preferred Stock.

Dividends. Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable monthly in arrears. To the extent declared by our Board of Directors, dividends are payable not later than 20 days after the end of each calendar month. Dividends on the Series B Preferred Stock accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

If our Company fails to make a cash dividend payment with respect to 12 or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share.

Right to Elect Two Directors Upon Nonpayment. If our Company fails to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends (which we refer to as a “Dividend Nonpayment”), the holders of the Series B Preferred Stock, voting as a separate class, are entitled to vote for the election of two additional directors to serve on our Board of Directors until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board of Directors shall, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and holders of shares of Series B Preferred Stock, voting together as a single class, shall be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, to vote for the election of a total of two additional members of the Board of Directors (which we refer to as the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause our Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that such Preferred Stock Directors may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (which we refer to as a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 25% of the shares of Series B Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of stockholders. The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect Preferred Stock Directors, the holders of record of at least one-third of the then outstanding shares of Series B Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such shares of Series B Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. If and when all accumulated and unpaid dividends on Series B Preferred Stock have been paid in full (which we refer to as a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Dividend Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause our Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

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Voting Rights. In addition to the voting rights discussed above, so long as any shares of Series B Preferred Stock are outstanding and remain unredeemed, our Company may not, without the vote or consent of the holders of a majority of the Series B Preferred Stock: (i) engage in a merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless shares of Series B Preferred Stock are converted into or exchanged for (a) cash equal to or greater than the applicable redemption price per share, or (b) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series B Preferred Stock; (ii) amend our Certificate of Incorporation or the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock to materially and adversely affect the rights, preferences or voting power of Series B Preferred Stock; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series B Preferred Stock have not been paid in full in cash.

Call Feature. We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium was initially set at 10% of the $25.00 liquidation preference per share on July 16, 2020, and decreases by 2% of the $25.00 liquidation preference per share per year until July 16, 2025, at which time the Series B Preferred Stock will be redeemable at $25.00 per share. As of the date of this prospectus supplement, the redemption premium is 6% of the $25.00 liquidation preference per share.

Liquidation Preference of Series B Preferred Stock. If we liquidate, dissolve or wind up, or undergo a “change of control” (as defined below), holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference are subject to the proportionate rights of any class or series of our capital stock ranking in parity with the Series B Preferred Stock as to liquidation. For purposes of these provisions, a “change of control” shall mean: (i) any sale, lease, or transfer, exclusive license or other dispositions (or series of sales, leases, transfers, exclusive licenses or other dispositions) of all or substantially all of the assets of our Company and its subsidiaries; (ii) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by our Company or the holders of Common Stock (or other voting stock of our Company) that results in the inability of the beneficial holders of Common Stock (or other voting stock of our Company) immediately prior to such sale, transfer or issuance to designate or elect a majority of the Board of Directors (or its equivalent) of our Company; or (iii) any merger, consolidation, recapitalization or reorganization of our Company with or into another Person (whether or not our Company is the surviving corporation) that results in the inability of the beneficial holders of Common Stock (or other voting stock of our Company) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company; provided, that a “change of control” shall not include a change in the beneficial or record holders of Common Stock or voting rights in our Company resulting or arising from one or more transactions by which the owners of any entity that is a stockholder of our Company directly receive or are issued Common Stock of our Company in lieu of their ownership in such entity, whether upon dissolution, liquidation or reorganization of such entity, or by merger, acquisition or other business combination transaction involving such entity and our Company or any of its subsidiaries.

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Ranking. The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, ranks:

●	senior to our Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;

●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities; and

●	on a parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other.

Exchange Listing. The Series B Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FATBP”. We cannot provide any assurance that a liquid or established trading market for the Series B Preferred Stock will continue or be maintained.

Information Rights. During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer Agent, Registrar, and Dividend Paying Agent. The transfer agent, registrar, and dividend paying agent in respect of the Series B Preferred Stock is VStock Transfer, LLC.

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CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion describes certain material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Class A Common Stock and Series B Preferred Stock acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (which we refer to as the “IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Class A Common Stock or Series B Preferred Stock or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Class A Common Stock and Series B Preferred Stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as financial institutions, brokers or dealers in securities, tax-exempt organizations, pension plans, regulated investment companies, real estate investment trusts, owners that hold our Class A Common Stock or Series B Preferred Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, insurance companies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement, and certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Class A Common Stock or Series B Preferred Stock through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Class A Common Stock or Series B Preferred Stock should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of our Class A Common Stock or Series B Preferred Stock through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our securities.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Class A Common Stock or Series B Preferred Stock that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of our Class A Common Stock or Series B Preferred Stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

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Tax Considerations Applicable to U.S. Holders

Distributions

Distributions paid on our Class A Common Stock or Series B Preferred Stock to a U.S. Holder generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Class A Common Stock or Series B Preferred Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Class A Common Stock or Series B Preferred Stock as described below under the section titled “—Disposition of Our Class A Common Stock or Series B Preferred Stock”.

Disposition of Our Class A Common Stock or Series B Preferred Stock

Upon a sale or other taxable disposition (other than a redemption treated as a distribution for U.S. federal income tax purposes, which will be taxed as described above under “—Distributions”) of our Class A Common Stock or Series B Preferred Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A Common Stock or Series B Preferred Stock. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock or Series B Preferred Stock exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Class A Common Stock or Series B Preferred Stock should consult their tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our Class A Common Stock or Series B Preferred Stock and to the proceeds of a sale or other disposition of our Class A Common Stock or Series B Preferred Stock paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

Certain distributions on our Class A Common Stock or Series B Preferred Stock to a Non-U.S. Holder will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions”. Any distribution (including constructive distributions) on our Class A Common Stock or Series B Preferred Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax”, which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

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See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Class A Common Stock or Series B Preferred Stock

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts”, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, conversion or other disposition (other than a redemption treated as a distribution for U.S. federal income tax purposes, which will be taxed as described above under “—Distributions”) of our Class A Common Stock or Series B Preferred Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	we are or have been a “United States real property holding corporation” (which we refer to as a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held shares of our Series B Preferred Stock or Class A Common Stock, as applicable, and certain exceptions do not apply, in which case gain recognized by such Non-U.S. Holder will be subject to U.S. federal income tax on a net income tax basis at generally applicable U.S. federal income tax rates; or

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any.

We believe that we currently are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether we would be treated as a USRPHC in any future year.

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Class A Common Stock or Series B Preferred Stock paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Class A Common Stock or Series B Preferred Stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Class A Common Stock or Series B Preferred Stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends”, will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Class A Common Stock or Series B Preferred Stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (which we refer to as “FATCA”) generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A Common Stock and Series B Preferred Stock if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Class A Common Stock and Series B Preferred Stock. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of our Class A Common Stock or Series B Preferred Stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A Common Stock or Series B Preferred Stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A Common Stock or Series B Preferred Stock, including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

We entered into an Equity Distribution Agreement with the Sales Agent under which we may sell and issue from time to time shares of our Class A Common Stock and Series B Preferred Stock, having an aggregate offering price of up to $10,335,000, through or to the Sales Agent, as sales agent or principal. The Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and will be incorporated herein by reference. Sales of shares of our Class A Common Stock and/or Series B Preferred Stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer shares of our Class A Common Stock and/or Series B Preferred Stock, as the case may be, subject to the terms and conditions of the Equity Distribution Agreement, on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of shares of our Class A Common Stock and/or Series B Preferred Stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of our Class A Common Stock and Series B Preferred Stock requested to be sold by us. We may instruct the Sales Agent not to sell shares of our Class A Common Stock and/or Series B Preferred Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of shares of our Class A Common Stock and/or Series B Preferred Stock being made through the Sales Agent under the Equity Distribution Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of shares of our Class A Common Stock and Series B Preferred Stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Equity Distribution Agreement. We also have agreed to reimburse the Sales Agent for the fees and expenses of the Sales Agent, including, but not limited to, the fees and expenses of counsel to the Sales Agent, in an amount not to exceed $100,000. In addition, we have agreed to reimburse the Sales Agent upon request for such fees and expenses incurred in connection with the Equity Distribution Agreement in an amount not to exceed $10,000 on a quarterly basis for the first three quarters of each year, $15,000 for the fourth quarter of each year, and $30,000 in connection with any prospectus or prospectus supplement filed by us in connection with the transactions contemplated by the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount and proceeds to us, if any, are not determinable at this time. The estimated aggregate amount of expenses of this offering payable by us, excluding commissions payable to the Sales Agent under the Equity Distribution Agreement, is $250,000.

Settlement for sales of shares of our Class A Common Stock and/or Series B Preferred Stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in exchange for payment of the net proceeds to us. Sales of shares of our Class A Common Stock and/or Series B Preferred Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions of the Equity Distribution Agreement. In connection with the sales of shares of our Class A Common Stock and/or Series B Preferred Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Equity Distribution Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock and Series B Preferred Stock pursuant to the Equity Distribution Agreement will terminate automatically upon the sale, pursuant to this prospectus supplement, of shares of our Class A Common Stock and Series B Preferred Stock having an aggregate offering price of $10,335,000. In addition, we and the Sales Agent may each terminate the Equity Distribution Agreement at any time upon three business days’ prior written notice to the other party.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the trading symbol “FAT”, and our Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FATBP”. The transfer agent and registrar for our Class A Common Stock and Series B Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

The Sales Agent and its affiliates have in the past and may in the future provide various investment banking, investment research, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire long and/or short positions in such securities or instruments. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

We will report at least quarterly the number of shares of our Class A Common Stock and/or Series B Preferred Stock sold through the Sales Agent under the Equity Distribution Agreement, the net proceeds to us, and the compensation paid by us to the Sales Agent in connection with such sales of shares of our Class A Common Stock and/or Series B Preferred Stock during the relevant period.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Class A Common Stock and Series B Preferred Stock offered hereby will be passed upon by Greenberg Traurig, LLP, Los Angeles, California. Duane Morris LLP, Boca Raton, Florida, is acting as counsel to the Sales Agent.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2023 have been audited by Macias, Gini & O’Connell, LLP, our independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

Baker Tilly US, LLP, our former independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 25, 2022, as set forth in their report, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and incorporated by reference in this prospectus supplement and the accompanying prospectus. Such consolidated financial statements are incorporated by reference in reliance on the report of Baker Tilly US, LLP, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Barbeque Integrated, Inc. as of and for the year ended January 1, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 3, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on (i) September 26, 2023 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 27, 2023, (ii) January 10, 2024, (iii) January 12, 2024, (iv) February 6, 2024, (v) February 20, 2024, (vi) March 11, 2024, (vii) April 17, 2024, (viii) May 13, 2024, (ix) May 17, 2024, (x) June 14, 2024, and (xi) July 10, 2024;

●	the description of our Class A Common Stock contained in our registration statement on Form 8-A filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such description; and

●	the description of our Series B Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on July 7, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein or therein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: FAT Brands Inc., Attention: Investor Relations, 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212, telephone (310) 319-1850.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock and Series B Preferred Stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us or our Class A Common Stock and Series B Preferred Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

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PROSPECTUS

FAT Brands Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

From time to time, we may offer and sell our Class A Common Stock, preferred stock, debt securities, warrants, subscription rights and units (which we refer to collectively as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $482,000,000.

This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A Common Stock is listed under the symbol “FAT”, and our 8.25% Series B Cumulative Preferred Stock is listed under the symbol “FATBP”, on the Nasdaq Capital Market.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2022.

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or any sale of a security, and any information incorporated by reference in this prospectus or the applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell:

●	Class A Common Stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	subscription rights; and

●	units.

This prospectus provides you with a general description of the Class A Common Stock, preferred stock, debt securities, warrants, subscription rights, and units that we may sell. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

Unless otherwise stated, the words “FAT”, our “Company”, “we”, “us”, and “our” refer to FAT Brands Inc. and its subsidiaries, except that such terms refer to FAT Brands Inc. only and not to its subsidiaries in the sections entitled “Description of Common Stock”, “Description of Preferred Stock”, “Description of Debt Securities”, “Description of Warrants”, “Description of Subscription Rights”, and “Description of Units”.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

●	our inability to generate sufficient cash to service our obligations;

●	uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic;

●	our inability to manage our growth;

●	our franchisees could take actions that could harm our business, including not accurately reporting sales;

●	our inability to maintain good relationships with our franchisees;

●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;

●	our inability to protect our brands and reputation;

●	our ability to adequately protect our intellectual property;

●	success of our advertising and marketing campaigns;

●	our inability to protect against security breaches of confidential guest information;

●	our business model being susceptible to litigation;

●	competition from other restaurants;

●	shortages or interruptions in the supply or delivery of food products;

●	our vulnerability to increased food commodity costs;

●	our failure to prevent food safety and food-borne illness incidents;

●	changes in consumer tastes and nutritional and dietary trends;

●	our dependence on key executive management;

●	our inability to identify qualified individuals for our workforce;

●	our vulnerability to labor costs;

●	our inability to comply with governmental regulation;

●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; and

●	control of our Company by Fog Cutter Holdings, LLC.

You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by applicable law. Please see the sections entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DESCRIPTION OF FAT BRANDS INC.

Our Company

FAT Brands Inc. is a leading multi-brand restaurant company that develops, markets and acquires quick service, fast casual, casual dining, and polished casual dining restaurant concepts around the world. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. For some of our brands, we also directly own and operate restaurant locations, in addition to franchising restaurants. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.  In addition to our restaurant operations, we also own and operate a manufacturing and production facility in Atlanta, Georgia, which supplies our franchisees with cookie dough, pretzel dry mix, and other ancillary products.

Our Concepts

As of the date of this prospectus, we are the owner and franchisor of the following restaurant brands in four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining.

Quick Service Restaurants

●	Round Table Pizza. Round Table Pizza is the franchisor of quick service restaurants located primarily in California and the western United States. Round Table pizzas are made with fresh dough and offered in a variety of original flavors and pizza combinations. Customers also have the option to create their own pizzas. Round Table Pizza includes three restaurant formats – Traditional, Clubhouse and Delivery Only.

●	Marble Slab Creamery. Marble Slab Creamery is a purveyor of hand-mixed ice cream. Founded in 1983, Marble Slab was an innovator of the frozen slab technique where customers select a variety of items to be mixed into their ice cream or frozen yogurt on a chilled marble slab. Marble Slab ice cream is made in small batches in franchise locations using ingredients from around the world and dairy from local farms. Marble Slab has locations in the United States, Canada, Bahrain, Bangladesh, Guam, Kuwait, Pakistan, Puerto Rico, and Saudi Arabia.

●	Great American Cookies. Great American Cookies (which we refer to as “GAC”) was founded in Atlanta, Georgia in 1977 as a single store which relied upon a single chocolate chip cookie recipe. In 1978, GAC began its franchise operations and introduced a complete line of cookies and brownies. Over the last 30 years, GAC further increased its presence in malls throughout the United States and significantly expanded its product offerings. GAC is known for its signature Cookie Cakes, signature flavors and menu of gourmet products baked fresh in store. GAC has franchised stores in the United States, Bahrain, Guam, and Saudi Arabia.

●	Hot Dog on a Stick. Hot Dog on a Stick (which we refer to as “HDOS”) is the franchisor of quick service restaurants primarily located in regional malls in California and the western United States. HDOS founder Dave Barnham opened his first hot dog stand in Santa Monica, California in 1946. HDOS offers its turkey frank dipped in batter and cooked in canola oil, along with fresh squeezed lemonade, hot dog in a bun, cheese on a stick, funnel cake sticks, and french fries.

●	Pretzelmaker. Pretzelmaker and Pretzel Time are franchised concepts that specialize in offering hand-rolled soft pretzels, innovative soft pretzel products, dipping sauces, and beverages. Retail locations are primarily located in shopping malls and other types of shopping centers. The brands were founded independently of each other in 1991, united under common ownership in 1998, and consolidated in 2008 to become the new Pretzelmaker.

●	Fazoli’s. Founded in 1988 in Lexington, Kentucky, Fazoli’s is an Italian restaurant chain known for its fast and fresh premium quality Italian food, including freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizzas, desserts, and unlimited signature breadsticks.

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Fast Casual

●	Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order and customizable Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, french fries, onion rings, soft-drinks and milkshakes.

●	Johnny Rockets. Founded in 1986 on iconic Melrose Avenue in Los Angeles, California, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. This dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun.

●	Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and french fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally friendly operating practices, including responsible sourcing of ingredients, robust recycling programs intended to reduce its carbon footprint, and store décor constructed of eco-friendly materials.

●	Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles, California based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla”, which means “let’s go”, is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The Yalla Mediterranean brand demonstrates its commitment to the environment by using responsibly sourced proteins and utensils, bowls and serving trays made from compostable materials.

Casual Dining

●	Buffalo’s Cafe and Buffalo’s Express. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations).

●	Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands’ existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express.

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●	Ponderosa and Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963, offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcasing flame-grilled USDA steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics.

●	Native Grill & Wings. Based in Chandler, Arizona, Native Grill & Wings is a family-friendly sports grill with locations in Arizona, Illinois, and Texas. Native Grill & Wings serves over 20 wing flavors that guests can order by the individual wing, as well as an extensive menu of pizza, burgers, sandwiches and salads.

Polished Casual Dining

●	Twin Peaks. Founded in 2005 in Dallas, Texas, Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree cold beer, and all-female wait staff. Each Twin Peaks restaurant features a sports viewing experience in a comfortable mountain lodge atmosphere with a customized sports programming package provided by DirecTV. Menu items include smashed and seared to order burgers, in-house smoked ribs, street tacos, and hand-breaded chicken wings. We currently franchise, and also directly own and operate, Twin Peaks restaurants in various states in the United States, and we have two international franchised Twin Peaks restaurants in Mexico City, Mexico.

Corporate Information

FAT Brands Inc. was incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus.

Controlled Company

As long as Fog Cutter Holdings, LLC continues to own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently intend to rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. For so long as we are a controlled company under that definition, however, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors” in Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2020, which is incorporated by reference in this prospectus. Such discussion may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including our Quarterly Reports on Form 10-Q. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

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DESCRIPTION OF COMMON STOCK

General

The Second Amended and Restated Certificate of Incorporation of our Company, as amended (which we refer to as our “Certificate of Incorporation”), authorizes the issuance of up to (i) 50,000,000 shares of Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”), and (ii) 1,600,000 shares of Class B Common Stock, par value $0.0001 per share (which we refer to as our “Class B Common Stock”, and together with our Class A Common Stock, our “Common Stock”). As of the date of this prospectus, there were 15,116,836 shares of our Class A Common Stock, and 1,270,805 shares of our Class B Common Stock, issued and outstanding. Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “FAT”.

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, and holders of our Class B Common Stock are entitled to cast 2,000 votes per share of Class B Common Stock. The holders of shares of our Class A Common Stock and the holders of shares of our Class B Common Stock will at all times vote together as a single class. Holders of our Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Common Stock are entitled share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by our board of directors (which we refer to as our “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. No dividend may be paid on one class of Common Stock unless a dividend is paid simultaneously on the other class of Common Stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Common Stock will be entitled to a pro rata distribution of any assets available for distribution to holders of our Common Stock.

Other Matters

No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our non-voting 8.25% Series B Cumulative Preferred Stock (which we refer to as our “Series B Preferred Stock”) and any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock are, and the shares of our Class A Common Stock to be issued in the offering will be, fully paid and nonassessable.

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DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there were 9,158,109 shares of our Series B Preferred Stock issued and outstanding.

General

This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Shares of preferred stock may be issued in one or more series from time to time as determined by our Board. Our Board is expressly authorized, without stockholder approval, to fix by resolution the designations, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the shares of each series of preferred stock. Our Board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our Common Stock or other series of preferred stock that may be outstanding.

In authorizing any series of preferred stock, our Board may determine the following:

●	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

●	the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

●	whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

●	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

●	the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

●	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our Certificate of Incorporation, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, our Board will adopt resolutions creating and designating the series as a series of preferred stock, and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of the State of Delaware.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

●	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

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●	the initial public offering price at which the preferred stock will be issued;

●	the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

●	any redemption or sinking fund provisions; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

●	as otherwise stated in the applicable prospectus supplement;

●	as otherwise stated in the certificate of designations with respect to shares establishing such series; or

●	as required by applicable law.

Dividend Rights

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our Board or a duly authorized committee of our Board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our Board or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

Our Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

●	we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

●	other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation);

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●	we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation); and

●	we will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Redemption Rights

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our Board decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange Rights

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances will be entitled to receive out of our assets that are available for distribution to stockholders:

●	liquidation distributions in the amount stated in the applicable prospectus supplement; and

●	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of Common Stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (which we refer to as the “Trust Indenture Act”), and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our capital stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

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We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for other debt securities, shares of our capital stock, other securities, or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of other debt securities, number of shares of our capital stock, amount of other securities, or amount of property to be received upon conversion or exchange would be calculated.

Senior Debt Securities

Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

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As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay the principal of or any premium on any debt security when due;

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to deposit any sinking fund payment when due;

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●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

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Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the debt securities; and

●	to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock or preferred stock (which we refer to in this section as the “applicable capital stock”). Warrants may be issued separately or together with our Class A Common Stock, preferred stock or debt securities, and may be attached to or separate from such Class A Common Stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.

This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

●	the title of the warrants;

●	the offering price of the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the applicable capital stock that is purchasable upon exercise of the warrants;

●	the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security;

●	the date after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of applicable capital stock purchasable upon exercise of a warrant and the purchase price;

●	the dates on which the right to exercise the warrants begins and expires;

●	the minimum or maximum number of warrants that may be exercised at any one time;

●	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

●	a discussion of certain United States federal income tax considerations;

●	any antidilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase shares of applicable capital stock, holders of such warrants will not have any rights of holders of the underlying shares of applicable capital stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the shares of applicable capital stock purchasable upon such exercise or to exercise any applicable right to vote.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of applicable capital stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the shares of applicable capital stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the shares of applicable capital stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Antidilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of applicable capital stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of shares of applicable capital stock as a dividend or distribution on the shares of applicable capital stock;

●	subdivisions and combinations of the applicable capital stock;

●	the issuance to all holders of shares of applicable capital stock of rights entitling them to subscribe for or purchase shares of applicable capital stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

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●	the distribution to all holders of shares of applicable capital stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of applicable capital stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of applicable capital stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of applicable capital stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of applicable capital stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Shares of applicable capital stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of applicable capital stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of applicable capital stock covered by, a warrant will not be adjusted for the issuance of shares of applicable capital stock or any securities convertible into or exchangeable for shares of applicable capital stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the applicable capital stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of shares of applicable capital stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares of applicable capital stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary describes the general terms and provisions of the subscription rights to purchase shares of our Class A Common Stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

●	the securities for which the subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the number of shares of Class A Common Stock or amount of any other securities purchasable upon exercise of such subscription rights;

●	the extent, if any, to which such subscription rights are transferable;

●	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A Common Stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	upon the exercise of rights distributed or issued to our security holders;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

●	sell securities short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

●	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities, or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

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In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FAT Brands Inc. incorporated by reference from our Annual Report on Form 10-K the fiscal year ended December 27, 2020 have been audited by Baker Tilly US, LLP, independent public accounting firm, as set forth in their report thereon included therein. Such financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Baker Tilly US, LLP, given on their authority as experts in auditing and accounting.

The consolidated financial statements of GFG Holding, Inc. and its subsidiaries as of December 31, 2020 and 2019 and for the two years ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Twin Restaurant Holding, LLC as of December 27, 2020 and December 29, 2019, for the year ended December 27, 2020 and for the period from March 29, 2019 (inception) to December 29, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Fazoli’s Group, Inc. and its subsidiaries as of and for the years ended March 31, 2021 and April 1, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus forms a part, and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus, will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents that we have filed with the SEC (but excluding any information furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2020, filed with the SEC on March 29, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 28, 2021, filed with the SEC on May 12, 2021, the quarterly period ended June 27, 2021, filed with the SEC on August 6, 2021, and the quarterly period ended September 26, 2021, filed with the SEC on November 8, 2021;

●	Our Current Reports on Form 8-K, filed with the SEC on (i) December 30, 2020, as amended by Amendment No. 1 to Form 8-K filed on March 12, 2021, (ii) January 11, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (iii) January 28, 2021, (iv) February 26, 2021, (v) March 31, 2021, as amended by Amendment No. 1 to Form 8-K filed on April 1, 2021, (vi) April 22, 2021, (vii) April 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (viii) April 29, 2021, (ix) May 19, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on June 30, 2021, (x) May 28, 2021, (xi) June 15, 2021, (xii) June 28, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xiii) July 1, 2021, (xiv) July 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xv) July 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 5, 2021, (xvi) July 29, 2021, (xvii) August 2, 2021, (xviii) August 5, 2021, (xix) August 19, 2021, (xx) August 25, 2021, (xxi) August 30, 2021, (xxii) September 2, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiii) September 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiv) September 29, 2021, (xxv) October 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 15, 2021, (xxvi) October 19, 2021, (xxvii) October 22, 2021, (xxviii) October 25, 2021, (xxix) October 28, 2021, (xxx) November 3, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxxi) November 18, 2021, (xxxii) November 24, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxxiii) December 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on January 31, 2022, (xxxiv) December 27, 2021, and (xxxv) January 26, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2021;

●	Our Definitive Information Statement on Schedule 14C, filed with the SEC on July 20, 2021;

●	Our Definitive Information Statement on Schedule 14C, filed with the SEC on August 3, 2021;

●	The description of our Class A Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such descriptions;

●	The description of our Series B Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on July 7, 2020, including any amendment or report filed for the purpose of updating such descriptions; and

●	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) after the date of this prospectus and before the termination of the offering of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC, and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at http://www.fatbrands.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to such document as soon as practicable after such documents or materials are electronically filed with or furnished to the SEC.

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Up to $10,335,000 of

Class A Common Stock
and

8.25% Series B Cumulative Preferred Stock (Liquidation Preference $25.00 Per Share)

FAT Brands Inc.

Prospectus Supplement

Noble Capital Markets

July 19, 2024